NEWS RELEASE	Exhibit 99.1 C2008-07
DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST	Contact: Thomas A. McDonnell (816) 435-8684 President and Chief Executisve Officer Kenneth V. Hager (816) 435-8603 Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE – July 22, 2008	Page 1

DST SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2008
FINANCIAL RESULTS

KANSAS CITY, MO (July 22, 2008) – Consolidated net income for DST Systems, Inc. (NYSE: DST) was $49.9 million ($0.86 per diluted share) for second quarter 2008 compared to $72.8 million ($1.01 per diluted share) for second quarter 2007. Consolidated net income for the six months ended June 30, 2008 was $122.1 million ($2.00 per diluted share) compared to $138.2 million ($1.91 per diluted share) for the six months ended June 30, 2007. Taking into account certain non-GAAP adjustments explained herein, consolidated net income was $53.7 million ($0.93 per diluted share) for second quarter 2008 compared to $58.7 million ($0.81 per diluted share) for second quarter 2007, and $108.9 million ($1.78 per diluted share) for the six months ended June 30, 2008 compared to $121.3 million ($1.67 per diluted share) for the six months ended June 30, 2007.

Second quarter 2008 financial highlights were as follows:

•
Consolidated operating revenues increased $9.4 million or 2.3% to $426.6 million as compared to $417.2 million for second quarter 2007 primarily due to increases in mutual fund shareowner processing revenues, AWD software license fees, and AWD and DST Health Solutions professional services, partially offset by lower Output Solutions operating revenues.

•
Consolidated income from operations decreased $6.9 million or 7.7% to $83.0 million as compared to $89.9 million for second quarter 2007. Taking into account certain non-GAAP adjustments, income from operations increased $4.0 million or 5.1% as compared to second quarter 2007, primarily from an increase in Financial Services income from operations of $4.1 million. Increased contributions from higher mutual fund shareowner processing and AWD software license fee revenues were partially offset by lower international contributions.

•
Equity in earnings of unconsolidated affiliates declined $10.9 million. No equity in earnings of Asurion were recorded in 2008 versus $10.5 million in second quarter 2007, and lower equity in earnings of BFDS and Argus were recorded.

Share-related activity during second quarter 2008 was as follows:

•
On May 12, 2008, DST’s Board of Directors authorized the repurchase of an additional 5 million shares under the existing share repurchase authorization plan. During second quarter 2008, the Company repurchased 1,998,421 shares of DST common stock for $121.7 million or approximately $60.90 per share. At June 30, 2008, there were approximately 4.2 million shares remaining under the existing share repurchase authorization plan.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 2

•
The Company had approximately 53.3 million shares outstanding at June 30, 2008, a decrease of 10.1 million shares from June 30, 2007. Shares outstanding at June 30, 2008 include approximately 2.6 million unvested restricted shares which are excluded from the determination of average common shares outstanding used in the calculation of basic earnings per share. The net effect of share repurchases and shares issued from stock option exercises during second quarter 2008 resulted in a net decrease in shares outstanding of approximately 1.9 million shares from March 31, 2008.

•
Diluted shares outstanding for second quarter 2008 were 58.0 million shares, a decrease of 13.8 million shares or 19.2% from second quarter 2007, and a decrease of 6.3 million shares or 9.8% from first quarter 2008. Diluted shares outstanding at June 30, 2008 include an aggregate 6.4 million shares comprised of the dilutive effects of 3.5 million shares from convertible debentures, 1.2 million shares from outstanding stock options and 1.7 million shares from restricted stock. The aggregate dilutive effect of these items decreased by approximately 1.9 million shares from first quarter 2008 from decreases in the Company’s average share price, while the aggregate dilutive effect of these items decreased by approximately 3.8 million shares from second quarter 2007 due to decreases in the Company’s average stock prices and lower stock options outstanding.

•
Total stock options and restricted stock (“equity units”) outstanding at June 30, 2008 were 8.6 million, a decrease of 100,000 equity units or 1.1% from March 31, 2008 and a decrease of 1.2 million equity units or 12.2% from June 30, 2007.

Use of Non-GAAP Financial Information

In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, DST has also made certain non-GAAP adjustments which are described in the attached schedule titled “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature. Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s recurring comparative operating performance for the periods presented.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 3

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management typically uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating DST’s results.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Description of Non-GAAP Adjustments.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment excluding out-of-pocket reimbursements (“OOP”) for second quarter 2008 increased $14.3 million or 5.1% to $294.5 million as compared to second quarter 2007. The increase in Financial Services operating revenues is attributable to increases in mutual fund shareowner processing services, AWD software license fees, and AWD and DST Health Solutions professional services.

The following table summarizes mutual fund shareowner accounts serviced (in millions):

	June 30, 2008	March 31, 2008	December 31, 2007	June 30, 2007

Registered accounts:
Non tax-advantaged	67.0	68.1	71.0	66.6
Tax-advantaged	47.4	46.9	46.2	42.1
	114.4	115.0	117.2	108.7

Subaccounts	5.4	4.9	1.9	1.5
Total	119.8	119.9	119.1	110.2

Total accounts serviced at June 30, 2008 were 119.8 million, a decrease of 100,000 accounts as compared to March 31, 2008, an increase of 700,000 accounts or 0.6% from December 31, 2007 and an increase of 9.6 million accounts or 8.7% as compared to June 30, 2007.

Registered accounts represent individually registered shareowner accounts (both tax-advantaged and non tax-advantaged) on the books of the transfer agent. Total registered accounts decreased 600,000 accounts or 0.5% from the comparable amount at March 31, 2008, comprised of conversions to non-DST subaccounting platforms of 1.6 million and conversions to DST’s subaccounting platform of 200,000, partially offset by net account growth of existing clients of 1.1 million and new client account conversions of 100,000.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 4

Tax-advantaged accounts are comprised of accounts used for individual and corporate retirement savings plans and for individual education savings plans, including IRAs, defined contribution retirement accounts, and Educational Savings Plan Accounts, which include both Coverdell and Section 529 college plan savings accounts. Tax-advantaged accounts were 47.4 million at June 30, 2008, an increase of 500,000 or 1.1% as compared to March 31, 2008. The increase is primarily attributable to net account growth from existing clients. Tax-advantaged accounts represent 41.4% of total registered accounts serviced at June 30, 2008.

Subaccounts represent individual mutual fund account positions maintained on behalf of broker/dealers using DST’s subaccounting platform (“TA2000 Subaccounting”). Subaccounts serviced were 5.4 million at June 30, 2008, an increase of 500,000 subaccounts or 10.2% as compared to March 31, 2008. The 500,000 increase in subaccounts serviced during the three months ended June 30, 2008 is comprised of conversions of new subaccounting clients of 200,000 from non-DST platforms, conversions of 200,000 registered accounts from TA2000 and net account growth from existing subaccounting clients of 100,000.

During the quarter, DST received two new client commitments totaling approximately 200,000 registered accounts and 300,000 subaccounts, based on current levels. The Company anticipates that 1.9 million new registered accounts will convert to TA2000 in third quarter 2008 and 200,000 new registered accounts will convert in first quarter 2009. The Company also anticipates that 1.3 million registered accounts will convert to subaccounting platforms during the remainder of 2008, of which 800,000 will convert to TA2000 Subaccounting and 500,000 will convert to non-DST subaccounting platforms. The Company also expects that 3.7 million new subaccounts will convert to TA2000 Subaccounting from non-DST platforms in 2008 and 300,000 new client subaccounts will convert during 2009 and 2010.

In summary, based on accounts serviced at June 30, 2008 and the conversion activity previously described (and without taking into account any other changes in accounts serviced during the remainder of 2008), total accounts serviced at December 31, 2008 are estimated to be 124.9 million, which are comprised of 115.0 million registered accounts and 9.9 million subaccounts. The actual number of accounts estimated to convert to and from various DST systems, as well as the timing of those events, is dependent upon a number of factors. Actual results could differ from the Company’s estimates.

Defined contribution (“DC”) participants represent the number of active participants processed on DST’s TA2000/TRAC platform. DC participants were 4.5 million at June 30, 2008, a decrease of 400,000 or 8.2% compared to March 31, 2008 and an increase of 300,000 or 7.1% from June 30, 2007. The decline in participants during second quarter 2008 represents a seasonal movement of terminated participants and new participant enrollments. The Company has also received notice that an existing TRAC client will internalize its participant accounting which will result in the loss of approximately 1.0 million participants in third quarter 2008.

Financial Services segment software license fee revenues are derived principally from DST International (investment management systems), DST Health Solutions (medical claims processing systems) and AWD (workflow management and CRM solutions). Operating revenues include approximately $15.6 million of software license fee revenues for second quarter 2008, an increase of $2.9 million or 22.8% over the same period in 2007. Increases in AWD software license fees were partially offset by lower investment management software license fees. While license fee revenues are not a significant percentage of DST’s total operations, they can significantly impact earnings in the period in which they are recognized. Revenues and operating results from individual license sales depend heavily on the timing, size and nature of the contract.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 5

Financial Services segment income from operations for second quarter 2008 totaled $74.5 million as compared to $70.4 million in second quarter 2007, an increase of $4.1 million or 5.8%. Increased contributions from mutual fund shareowner processing and AWD were partially offset by lower contributions from international operations. The lower international contributions are attributable to decreased demand for AWD and investment management software and services and higher personnel costs. Consolidated costs and expenses for second quarter 2008 were $218.7 million, an increase of $12.9 million or 6.3% from the same period in 2007. Excluding reimbursable operating costs of $19.0 million in second quarter 2008 and $15.2 million in second quarter 2007, costs and expenses increased $9.1 million or 4.8% to $199.7 million, mostly attributable to increased personnel costs. Depreciation and amortization costs increased $1.1 million in the second quarter 2008 compared to the same period in 2007, principally due to depreciation on new asset additions. Operating margin for second quarter 2008 was 25.3% as compared to 25.1% for second quarter 2007.

Output Solutions Segment

Segment Reporting Change

In first quarter 2008, the Company changed the measurement of certain cost components of its Output Solutions Segment. The Output Solutions Segment leases its Connecticut, Missouri and California production facilities from the Investments and Other Segment. Beginning in 2008, the Company began reporting financial results for the Output Solutions Segment on the basis that the Output Solutions Segment owned (instead of leased) these three production facilities. Management believes this action will improve its ability to analyze the Output Solutions Segment operating results taking into consideration the special purpose nature of the production plants. Reported results for the Output Solutions Segment and the Elimination Adjustments for periods prior to 2008 have been restated to reflect this change. The Company’s restated segment results for the three and six months ended June 30, 2007 have been included in the attached schedules that accompany this earnings release. The Investments and Other Segment continues to present rental revenues from the Output Solutions Segment along with the related depreciation expense associated with the properties, while the elimination of the inter-segment activity is included in the Elimination Adjustments. The impact of this change increased Output Solutions income from operations by $2.0 million and $1.9 million for the three months ended June 30, 2008 and 2007, respectively, and correspondingly increased the Segment Eliminations loss from operations by $2.0 million and $1.9 million for the three months ended June 30, 2008 and 2007, respectively. The impact of this change increased Output Solutions income from operations by $3.7 million for the six months ended June 30, 2008 and 2007, and correspondingly increased the Segment Eliminations loss from operations by $3.7 million for the six months ended June 30, 2008 and 2007.

Segment Financial Results

Output Solutions segment operating revenues (excluding OOP reimbursements) for second quarter 2008 were $131.1 million, a decrease of $4.7 million or 3.5% as compared to second quarter 2007, principally from lower U.S. images produced.

Images produced during second quarter 2008 were 3.4 billion, a decrease of 20.9% as compared to second quarter 2007. The decrease in images is due to certain telecommunications clients reducing the amount of transaction information included on invoices thereby lowering total images produced. Operating revenue per image increased 23.9% from second quarter 2007. Items mailed during second quarter 2008 were 575.2 million, an increase of 3.8% as compared to the prior year quarter, primarily due to the conversion of a new telecommunications client during fourth quarter 2007 and higher volumes from other existing clients.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 6

Output Solutions segment income from operations for second quarter 2008 totaled $7.4 million, a decrease of $100,000 or 1.3%, as compared to second quarter 2007. Decreases in operating revenues during the quarter were substantially offset by lower costs and expenses and lower depreciation and amortization expense. Costs and expenses for second quarter 2008 were $241.5 million, a decrease of $10.6 million or 4.2% from the same period in 2007. Excluding reimbursable operating costs of $127.3 million in second quarter 2008 and $134.5 million in second quarter 2007, costs and expenses decreased $3.4 million or 2.9% to $114.2 million from lower material costs and lower leased equipment costs resulting from the implementation of owned digital print technologies, partially offset by higher compensation and benefit related costs. Depreciation and amortization decreased $1.2 million as compared to second quarter 2007. The lower revenues and cost reductions described above resulted in operating margin for second quarter 2008 of 5.6% as compared to 5.5% for second quarter 2007.

Investments and Other Segment

Investments and Other segment operating revenues, primarily rental income, were $15.1 million for second quarter 2008, a decrease of $600,000 from second quarter 2007 primarily due to reduced rental income resulting from the sale of office buildings in early June 2007. Income from operations for second quarter 2008 was $3.1 million, an increase of $100,000 as compared to second quarter 2007. Lower operating costs and depreciation expense associated with the sold properties and other cost improvements during second quarter 2008 more than offset the decrease in rental income associated with the sold properties.

Other Financial Results

Equity in earnings (losses) of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings (losses) of unconsolidated affiliates:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2008	2007	2008	2007

BFDS	$4.7	$8.1	$10.6	$16.0
IFDS	4.8	4.0	8.3	9.9
Argus	0.1	0.7	0.4	1.9
Other	2.0	(0.8)	1.0	(2.4)
Asurion		10.5		21.9
	$11.6	$22.5	$20.3	$47.3

Certain of the Company’s joint ventures derive investment earnings related to cash balances maintained on behalf of customers. Average daily balances invested by the joint ventures were $1.4 billion during the second quarter of 2008 and 2007. Average interest rates earned on the balances declined from 4.94% in second quarter 2007 to 2.09% in second quarter 2008. The net effect of these fluctuations resulted in an approximate $10.5 million decline in interest earnings by the joint ventures, which resulted in a decrease of DST’s equity of earnings of unconsolidated affiliates of $3.2 million.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 7

DST’s equity in BFDS earnings for second quarter 2008 decreased $3.4 million as compared to second quarter 2007 primarily from lower investment earnings resulting from lower interest rates on cash balances maintained by BFDS on behalf of customers and costs associated with a reduction in staffing levels during second quarter 2008.

DST’s equity in IFDS earnings for second quarter 2008 increased $800,000 as compared to second quarter 2007. The increase in equity in earnings is attributable to increased operating revenues associated with higher shareowner accounts serviced, partially offset by costs associated with new customer conversions, higher compensation costs and higher income taxes. Shareowner accounts serviced by IFDS U.K. were 5.8 million at June 30, 2008, unchanged from March 31, 2008 and June 30, 2007. Shareowner accounts serviced by IFDS Canada were 10.7 million at June 30, 2008, a decrease of 200,000 from March 31, 2008 and an increase of 3.3 million accounts from June 30, 2007, primarily from the January 2008 conversion of a new remote mutual fund client with approximately 3.2 million accounts.

Equity in earnings of Argus Health Systems for second quarter 2008 decreased $600,000 as compared to second quarter 2007 primarily from lower investment earnings from lower interest rates on cash balances maintained by Argus on behalf of customers.

The Other category in the table above includes principally various real estate joint ventures. The increase in equity in earnings of other unconsolidated affiliates is due to a gain from early extinguishment of debt at a real estate joint venture and higher rental revenues and cost efficiencies on various other real estate ventures.

As previously announced, DST sold the majority of its equity interest in Asurion on July 3, 2007 and now accounts for this investment under the cost basis.

Other income, net

Other income was $3.5 million in second quarter 2008, a decrease of $4.2 million as compared to second quarter 2007 primarily due to unrealized losses on marketable securities designated as trading and higher program fees for the account receivable securitization program initiated during second quarter 2007.

Interest expense

Interest expense was $13.8 million for second quarter 2008, a decrease of $5.6 million from second quarter 2007, primarily from lower average interest rates and lower average debt balances. Costs associated with the accounts receivable securitization program are included in other income, as mentioned above.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 8

Income taxes

The Company’s tax rate was 36.3% for second quarter 2008 compared to 34.6% for the second quarter 2007, an increase of 1.7% from 2007 primarily due to a change in the relative proportions of domestic, international and corporate joint venture income. The Company expects its tax rate to be approximately 35.5% for the remainder of 2008.

Accounting Standards

Accounting for Convertible Debt Instruments

In May 2008, the FASB issued FASB Staff Position (“FSP”) No. APB 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP clarifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The FSP would be effective for financial statements issued for fiscal years beginning after December 15, 2008, and early adoption is not permitted. This FSP would be applied retrospectively to all periods presented. DST is still evaluating the impact of this FSP and currently believes that the adoption of this proposed standard would result in higher interest expense on DST’s senior convertible debentures and may cause the separation of the debt and equity components of the senior convertible debentures on the Condensed Consolidated Balance Sheet.

Earnings Per Share

The FASB has previously issued an exposure draft on a proposed accounting standard that would amend SFAS 128, Earnings per Share, to clarify guidance for mandatorily convertible instruments, the treasury stock method, contingently issuable shares, and contracts that may be settled in cash or shares. The final statement has yet to be issued. DST is currently evaluating the impact of this proposed accounting standard and currently believes that this proposed amendment would impact the way the Company treats the 17.1 million incremental shares to be issued from the assumed conversion of the $840 million of convertible debentures issued in August 2003 in calculating diluted earnings per share. The proposed amendment would require the use of the “if-converted” method from the date of issuance of the convertible debentures. The proposed amendment would remove the ability of a company to support the presumption that the convertible securities will be satisfied in cash and not converted into shares of common stock. Under this “if converted” method, GAAP diluted earnings per share would have been $0.77 and $0.94 (versus GAAP reported earnings of $0.86 and $1.01) for the three months ended June 30, 2008 and 2007, respectively, and $1.79 and $1.77 (versus GAAP reported earnings of $2.00 and $1.91) for the six months ended June 30, 2008 and 2007, respectively. The above pro-forma information presents only the effect on diluted earnings per share of the “if converted” method included in the exposure draft, but does not include any other computational changes (e.g., treasury stock method considerations) discussed in the exposure draft. DST is continuing to monitor the FASB’s progress towards finalizing this proposed accounting standard.

The proposed change in accounting principles would affect the calculation of diluted earnings per share during the period the debentures are outstanding, but would not affect DST’s ability to ultimately settle the convertible debentures in cash, shares or any combination thereof.

* * * * *

FOR IMMEDIATE RELEASE – July 22, 2008	Page 9

The information and comments in this press release may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST’s views as of today, and actual actions or results could differ. There could be a number of factors, risks, uncertainties or contingencies that could affect future actions or results, including but not limited to those set forth in DST’s periodic reports (Form 10-K or 10-Q) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company will not update any forward-looking statements in this press release to reflect future events.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 10

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Operating revenues	$426.6	$417.2	$857.4	$843.4
Out-of-pocket reimbursements	146.3	149.8	303.3	308.9
Total revenues	572.9	567.0	1,160.7	1,152.3

Costs and expenses	458.9	445.5	931.7	921.3
Depreciation and amortization	31.0	31.6	61.6	61.5

Income from operations	83.0	89.9	167.4	169.5

Interest expense	(13.8)	(19.4)	(26.5)	(37.6)
Other income (expense), net	(2.5)	13.9	(6.9)	26.7
Equity in earnings of unconsolidated affiliates	11.6	22.5	20.3	47.3

Income before income taxes	78.3	106.9	154.3	205.9
Income taxes	28.4	34.1	32.2	67.7

Net income	$49.9	$72.8	$122.1	$138.2

Average common shares outstanding	51.6	61.6	53.8	62.4
Average diluted shares outstanding	58.0	71.8	61.1	71.8

Basic earnings per share	$0.97	$1.18	$2.27	$2.22
Diluted earnings per share	$0.86	$1.01	$2.00	$1.91

FOR IMMEDIATE RELEASE – July 22, 2008	Page 11

DST SYSTEMS, INC.
STATEMENT OF REVENUES BY SEGMENT
(In millions)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Financial Services
Operating	$294.5	$280.2	$581.3	$555.7
OOP reimbursements	19.0	15.2	36.8	31.5
	$313.5	$295.4	$618.1	$587.2

Output Solutions
Operating	$131.1	$135.8	$273.8	$285.0
OOP reimbursements	127.3	134.5	266.5	277.3
	$258.4	$270.3	$540.3	$562.3

Investments and Other
Operating	$15.1	$15.7	$30.1	$31.5
OOP reimbursements	0.1	0.1	0.2	0.2
	$15.2	$15.8	$30.3	$31.7

Eliminations
Operating	$(14.1)	$(14.5)	$(27.8)	$(28.8)
OOP reimbursements	(0.1)		(0.2)	(0.1)
	$(14.2)	$(14.5)	$(28.0)	$(28.9)

Total Revenues
Operating	$426.6	$417.2	$857.4	$843.4
OOP reimbursements	146.3	149.8	303.3	308.9
	$572.9	$567.0	$1,160.7	$1,152.3

FOR IMMEDIATE RELEASE – July 22, 2008	Page 12

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT
(In millions)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007*	2008	2007*
Income (loss) from operations
Financial Services	$74.5	$68.9	$143.9	$132.7
Output Solutions	7.4	7.5	21.2	21.6
Investments and Other	3.1	15.4	6.0	18.9
Elimination Adjustments	(2.0)	(1.9)	(3.7)	(3.7)
	$83.0	$89.9	$167.4	$169.5

* The historical Output Solutions and Elimination Adjustments Segment information has been revised to reflect a 2008 change in presentation of certain cost components of the Output Solutions Segment, as described in the Output Solutions Segment results above.

DST SYSTEMS, INC.
OTHER SELECTED FINANCIAL INFORMATION
(In millions)
(Unaudited)

	June 30,	December 31,
Selected Balance Sheet Information	2008	2007

Cash and cash equivalents	$115	$109
Debt	1,417	1,061

	Six months ended June 30,
Capital Expenditures, by Segment	2008	2007

Financial Services	$21	$31
Output Solutions	10	12
Investments and Other	7	7

FOR IMMEDIATE RELEASE – July 22, 2008	Page 13

Segment Information
	Three Months Ended June 30, 2008
	Financial	Output	Investments/	Elimination	Consolidated
	Services	Solutions	Other	Adjustments	Total

Operating revenues	$292.3	$131.1	$3.2	$	$ $ 426.6
Intersegment operating revenues	2.2		11.9	(14.1)
Out-of-pocket reimbursements	19.0	127.3	0.1	(0.1)	146.3
Total revenues	313.5	258.4	15.2	(14.2)	572.9

Costs and expenses	218.7	241.5	10.1	(11.4)	458.9
Depreciation and amortization	20.3	9.5	2.0	(0.8)	31.0

Income from operations	74.5	7.4	3.1	(2.0)	83.0
Other income (expense), net	(2.2)	(0.2)	(0.1)		(2.5)
Equity in earnings of
unconsolidated affiliates	10.0		1.6		11.6

Earnings before interest
and income taxes	$82.3	$7.2	$4.6	$(2.0)	$92.1

	Three Months Ended June 30, 2007
	Financial	Output	Investments/	Elimination	Consolidated
	Services	Solutions	Other	Adjustments	Total

Operating revenues	$278.2	$135.8	$3.2	$	$ $ 417.2
Intersegment operating revenues	2.0		12.5	(14.5)
Out-of-pocket reimbursements	15.2	134.5	0.1		149.8
Total revenues	295.4	270.3	15.8	(14.5)	567.0

Costs and expenses	207.3	252.1	(1.9)	(12.0)	445.5
Depreciation and amortization	19.2	10.7	2.3	(0.6)	31.6

Income from operations	68.9	7.5	15.4	(1.9)	89.9
Other income, net	3.3		10.6		13.9
Equity in earnings (losses) of
unconsolidated affiliates	24.1		(1.6)		22.5

Earnings before interest
and income taxes	$96.3	$7.5	$24.4	$(1.9)	$126.3

Note: The historical Output Solutions and Elimination Adjustments Segment information has been revised to reflect a 2008 change in presentation of certain cost components of the Output Solutions Segment, as described in the Output Solutions Segment results above.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 14

	Six Months Ended June 30, 2008
	Financial	Output	Investments/	Elimination	Consolidated
	Services	Solutions	Other	Adjustments	Total

Operating revenues	$577.2	$273.8	$6.4	$	$ $ 857.4
Intersegment operating revenues	4.1		23.7	(27.8)
Out-of-pocket reimbursements	36.8	266.5	0.2	(0.2)	303.3
Total revenues	618.1	540.3	30.3	(28.0)	1,160.7

Costs and expenses	434.0	500.4	20.2	(22.9)	931.7
Depreciation and amortization	40.2	18.7	4.1	(1.4)	61.6

Income from operations	143.9	21.2	6.0	(3.7)	167.4
Other income (expense), net	(6.7)	(0.4)	0.2		(6.9)
Equity in earnings of
unconsolidated affiliates	19.2		1.1		20.3

Earnings before interest
and income taxes	$156.4	$20.8	$7.3	$(3.7)	$180.8

	Six Months Ended June 30, 2007
	Financial	Output	Investments/	Elimination	Consolidated
	Services	Solutions	Other	Adjustments	Total

Operating revenues	$551.9	$285.0	$6.5	$	$ $ 843.4
Intersegment operating revenues	3.8		25.0	(28.8)
Out-of-pocket reimbursements	31.5	277.3	0.2	(0.1)	308.9
Total revenues	587.2	562.3	31.7	(28.9)	1,152.3

Costs and expenses	416.9	520.2	8.1	(23.9)	921.3
Depreciation and amortization	37.6	20.5	4.7	(1.3)	61.5

Income from operations	132.7	21.6	18.9	(3.7)	169.5
Other income, net	6.5		20.2		26.7
Equity in earnings (losses) of
unconsolidated affiliates	50.8		(3.5)		47.3

Earnings before interest
and income taxes	$190.0	$21.6	$35.6	$(3.7)	$243.5

Note: The historical Output Solutions and Elimination Adjustments Segment information has been revised to reflect a 2008 change in presentation of certain cost components of the Output Solutions Segment as described in the Output Solutions Segment results above.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 15

DST Systems, Inc.
Description of Non-GAAP Adjustments

In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, DST has also made certain non-GAAP adjustments that are described below and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. DST’s use of non-GAAP adjustments is further described in the section entitled “Use of Non-GAAP Financial Information.”

The following items, which occurred during the quarter ended June 30, 2008, have been treated as non-GAAP adjustments:

•
Other net losses, in the amount of $6.0 million, associated with realized and unrealized gains (losses) related to securities and other investments, which are included in other income (expense), net. The income tax benefit associated with these losses was approximately $2.2 million.

In addition to the items which occurred in the quarter ended June 30, 2008 as described above, the following items which occurred during the three months ended March 31, 2008 have been previously reported as non-GAAP adjustments:

•
Other net losses, in the amount of $10.5 million, associated with realized and unrealized gains (losses) related to securities and other investments, which are included in other income (expense), net. The income tax benefit associated with these losses was approximately $4.0 million.

•
An income tax benefit of approximately $23.6 million resulting from a reduction in the Company’s liabilities for FIN 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB No. 109.” The decrease in FIN 48 liabilities is principally related to the resolution of an IRS examination matter that was resolved in DST’s favor.

The following items, which occurred during the quarter ended June 30, 2007, have been treated as non-GAAP adjustments:

•
Merger integration costs incurred with the acquisition of Amisys Synertech, Inc. (“ASI”), in the amount of $1.5 million, included in Financial Services costs and expenses. The income tax benefit associated with these costs was approximately $600,000.

•
Net gain resulting from the sale of office buildings in California, in the amount of $12.4 million, which is included in Investments and Other as a reduction to costs and expenses. The income tax expense associated with this gain was approximately $4.9 million.

•
Other net gains, in the amount of $4.7 million, associated with realized and unrealized gains (losses) related to securities and other investments, which are included in other income (expense), net. The income tax expense associated with these gains was approximately $1.9 million.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 16

•
Non-operating gain resulting principally from the settlement of a dispute related to a prior business acquisition, in the amount of $1.5 million, which is included in other income (expense), net. The income tax expense associated with this gain was approximately $600,000.

•	Favorable resolution of an international income tax issue that resulted in a $3.8 million reduction in income tax expense.

In addition to the items which occurred in the quarter ended June 30, 2007 as described above, the following items which occurred during the three months ended March 31, 2007 have been previously reported as non-GAAP adjustments:

•
Merger integration costs incurred with the acquisition of ASI, in the amount of $2.8 million, included in Financial Services costs and expenses. The income tax benefit associated with these costs was approximately $1.1 million.

•	A contract termination fee, in the amount of $3.1 million, included in Output Solutions operating revenues. The income tax expense associated with this income was approximately $1.2 million.

•
Other net gains, in the amount of $3.3 million, associated with realized and unrealized gains (losses) related to securities and other investments, which are included in other income (expense), net. The income tax expense associated with these gains was approximately $1.3 million.

•
A gain related to the recovery in a non-operating Chapter 11 bankruptcy claim of an amount due from a previous client, in the amount of $1.0 million, included in other income (expense), net. The income tax expense associated with this gain was approximately $400,000.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 17

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
For the Three Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2008
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS

Reported GAAP income	$83.0	$78.3	$49.9	$0.86

Adjusted to remove:

Included in non-operating income:

Net losses on securities and other investments		6.0	3.8	0.07

Adjusted Non-GAAP income	$83.0	$84.3	$53.7	$0.93

	2007
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS

Reported GAAP income	$89.9	$106.9	$72.8	$1.01

Adjusted to remove:
Included in operating income:

ASI merger integration costs - Financial Services	1.5	1.5	0.9	0.01
Gain on sale of real property - Investments and Other	(12.4)	(12.4)	(7.5)	(0.11)

Included in non-operating income:

Net gains on securities and other investments		(4.7)	(2.8)	(0.04)
Favorable settlement of a prior business acquisition dispute		(1.5)	(0.9)	(0.01)
Favorable income tax resolution			(3.8)	(0.05)

Adjusted Non-GAAP income	$79.0	$89.8	$58.7	$0.81

Note: See the Description of Non-GAAP Adjustments section for a description of each of the above adjustments and see the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

FOR IMMEDIATE RELEASE – July 22, 2008	Page 18

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
For the Six Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2008
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS

Reported GAAP income	$167.4	$154.3	$122.1	$2.00

Adjusted to remove:
Included in non-operating income:

Net losses on securities and other investments		16.5	10.4	0.17
Reduction in FIN 48 liabilities			(23.6)	(0.39)

Adjusted Non-GAAP income	$167.4	$170.8	$108.9	$1.78

	2007
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS

Reported GAAP income	$169.5	$205.9	$138.2	$1.91

Adjusted to remove:
Included in operating income:

ASI merger integration costs - Financial Services	4.3	4.3	2.6	0.03
Contract termination fee - Output Solutions	(3.1)	(3.1)	(1.9)	(0.03)
Gain on sale of real property - Investments and Other	(12.4)	(12.4)	(7.5)	(0.11)

Included in non-operating income:

Net gains on securities and other investments		(8.0)	(4.8)	(0.06)
Favorable settlement of a prior business acquisition dispute		(1.5)	(0.9)	(0.01)
Recovery of Chapter 11 bankruptcy claim		(1.0)	(0.6)	(0.01)
Favorable income tax resolution			(3.8)	(0.05)

Adjusted Non-GAAP income	$158.3	$184.2	$121.3	$1.67

Note: See the Description of Non-GAAP Adjustments section for a description of each of the above adjustments and see the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.